Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We have issued our report dated May 28, 2003 accompanying the consolidated financial statements of MATCOM International Corporation for the year ended March 31, 2003, included in the Form 8-K/A (No. 000-50080), which is incorporated by reference in this Amendment No. 2 to Form S-3. We consent to the incorporation by reference in the Amendment No. 2 to Form S-3 of the aforementioned report and to the use of our name as it appears under the caption Experts.

                        /s/ Grant Thornton LLP

Vienna, Virginia
May 18, 2004